Exhibit 4.1

OWENS-ILLINOIS GROUP, INC.
OWENS-BROCKWAY GLASS CONTAINER INC.
ACI OPERATIONS PTY LIMITED
OI EUROPEAN GROUP B.V.
O-I EUROPE SARL
O-I CANADA CORP.

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of September 6, 2010 and entered into by and among OWENS-ILLINOIS GROUP, INC., a Delaware corporation (“Company”), OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation, ACI OPERATIONS PTY LIMITED, a limited liability company organized under the laws of Australia, OI EUROPEAN GROUP B.V., a private company with limited liability organized under the laws of the Netherlands, O-I EUROPE SARL, a Swiss Société à responsabilité limitée (limited liability corporation), O-I CANADA CORP., a Nova Scotia company and OWENS-ILLINOIS GENERAL, INC., a Delaware corporation, as Borrowers’ Agent, THE OTHER LOAN PARTIES PARTY HERETO, THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually a “Lender” and collectively, “Lenders”), DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent for Lenders (in such capacity, the “Administrative Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent for Lenders (in such capacity, the “Collateral Agent”).  Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement dated as of June 14, 2006 by and among the parties listed above (as amended by that certain First Amendment to Credit Agreement and Consent dated as of February 28, 2007, that certain Second Amendment to Credit Agreement and Consent dated as of June 11, 2007, and that certain Third Amendment to Credit Agreement and Consent dated as of April 30, 2010, the “Credit Agreement”).

RECITALS

WHEREAS, Company, Borrowers and Requisite Lenders desire to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.                                          AMENDMENTS TO CREDIT AGREEMENT

A.                                   Amendment to Subsection 1.1 — Certain Defined Terms.  The definition of “New European Refinancing Debt” set forth in subsection 1.1 of the Credit Agreement is hereby amended by (i) changing the defined term from “New European Refinancing Debt” to “New European Senior Debt” and (ii) deleting the reference to “means OI European Group B.V.’s 6 7/8% Senior Notes due 2017 and other Indebtedness (including guarantees thereof and Indebtedness and guarantees issued in exchange or in replacement thereof containing substantially identical terms) in an aggregate principal amount not exceeding $600,000,000 (or the Offshore Currency Equivalent thereof)” and substituting the following therefor:

“means (i) OI European Group B.V.’s 6 7/8% Senior Notes due 2017 (including guarantees thereof required by the indenture governing the same) and (ii) additional Indebtedness (including guarantees thereof and Indebtedness and guarantees issued in exchange or in replacement thereof containing substantially identical terms) in an aggregate principal amount not exceeding $900,000,000 (or the Offshore Currency Equivalent thereof)”

B.                                     Amendment to Subsection 2.4 — Repayments and Prepayments; Reductions in Commitments.  Subsection 2.4B(ii)(d) of the Credit Agreement is hereby amended by deleting the reference to “(other than New Senior Debt also constituting New European Refinancing Debt)” contained in the first paragraph therein.

C.                                     Amendments to Certain References in the Credit Agreement.  The references to “New European Refinancing Debt” contained in subsections 6.1(x), 6.2B(g), 6.4(x) and in the definitions of “Consolidated Senior Secured Debt”, “New European Refinancing Debt” and “New Senior Debt” set forth in subsection 1.1 of the Credit Agreement, and the reference to “Net European Refinancing Debt” contained in subsection 2.4B(ii)(d)(2) of the Credit Agreement, are hereby amended by replacing each such reference with “New European Senior Debt”.

Section 2.                                          CONDITIONS TO EFFECTIVENESS

A.                                   This Amendment shall become effective only upon satisfaction of all of the following conditions precedent (the date of such satisfaction being referred to herein as the “Amendment Effective Date”):

(i)                                     Amendment.  On or before the Amendment Effective Date, (a) Requisite Lenders under the Credit Agreement, (b) the Administrative Agent, (c) each of the Borrowers, and (d) each of the Guarantors (as defined below) shall have delivered to the Administrative Agent executed counterparts of this Amendment.

(ii)                                  Representations and Warranties.  On the Amendment Effective Date, (a) the representations and warranties contained in Section 3 hereof shall be true and correct as of such date in all material respects, as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true in all material respects as of such earlier date; (b) no Event of Default shall then exist; and (c) the Borrowers’ Agent shall deliver to the Administrative Agent a certificate signed by a Responsible Officer or other authorized signatory of Borrowers’ Agent confirming the foregoing.

Section 3.                                          REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Amendment, Company, each Borrower and each Guarantor represents and warrants to each Lender that the following statements are true, correct and complete on and as of the Amendment Effective Date:

A.                                   Authorization; Binding Obligations.  Company, each Borrower and each Guarantor has all requisite organizational power and authority to enter into this Amendment.  The execution, delivery and performance of this Amendment has been duly authorized by all necessary organizational action by Company, each Borrower and each Guarantor.  This Amendment has been duly executed and delivered by Company, each Borrower and each Guarantor and is the legally valid and binding obligation of Company, each Borrower and each Guarantor, enforceable against Company, each Borrower and each Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and by equitable principles relating to enforceability.

B.                                     No Conflict.  The execution and delivery by Company, each Borrower and each Guarantor of this Amendment does not and will not (i) violate any provision of any material law or any material governmental rule or regulation applicable to Company, any Borrower or any Guarantor, the Organizational Documents of Company, any Borrower or any Guarantor, or any order, judgment or decree of any court or other agency of government binding on Company, any Borrower or any Guarantor, (ii) conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any Contractual Obligation of Company, any Borrower or any Guarantor, (iii) result in or require the creation or imposition of any Lien under any such Contractual Obligation upon any of the properties or assets of Company, any Borrower or any Guarantor (other than any Liens created under any of the Loan Documents).

C.                                     Governmental Consents.  The execution and delivery by Company, each Borrower and the Guarantor of this Amendment does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except any thereof that have been obtained and are in full force and effect.

D.                                    Incorporation of Representations.  Each representation and warranty of Company, each Borrower and each Guarantor contained in each of the Loan Documents is true and correct in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of the Amendment Effective Date except to the extent such representations and warranties relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

E.                                      Absence of Default.  No event has occurred and is continuing or would result from the execution, delivery or performance of this Amendment that constitutes or would constitute an Event of Default or a Potential Event of Default after giving effect to this Amendment.

F.                                      Acknowledgment and Consent.  Each of Company, each Borrower and each Guarantor signatory hereto (each individually a “Guarantor” and collectively, the “Guarantors”) has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor under each of the Loan Documents to which such Guarantor is a party shall not be impaired and each of the Loan Documents to which such Guarantor is a party is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

Section 4.                                          MISCELLANEOUS

A.                                   Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)                                     On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii)                                  Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)                               The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent, Collateral Agent, or any Lender under the Credit Agreement or any of the other Loan Documents.

B.                                     Fees and Expenses.  Loan Parties acknowledge that all reasonable costs, fees and expenses as described in subsection 10.3 of the Credit Agreement incurred by the Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Loan Parties.

C.                                     Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.                                    Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E.                                      Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

OWENS-ILLINOIS GROUP, INC.

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Senior Vice President

OWENS-BROCKWAY GLASS CONTAINER INC.

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Senior Vice President

ACI OPERATIONS PTY LIMITED

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Authorized Signatory

O-I CANADA CORP.

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Vice President

OI EUROPEAN GROUP B.V.

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Director

O-I EUROPE SARL

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Authorized Signatory

OWENS-ILLINOIS GENERAL INC., as Borrowers’ Agent

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Vice President

On behalf of each entity on the attached Exhibit A, in the capacity set forth for such entity opposite its name

By:	/s/ James W. Baehren
Name:	James W. Baehren

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:	/s/ Enrique Landaeta
Name:	Enrique Landaeta
Title:	Vice President

By:	/s/ Evelyn Thierry
Name:	Evelyn Thierry
Title:	Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	/s/ Enrique Landaeta
Name:	Enrique Landaeta
Title:	Vice President

By:	/s/ Evelyn Thierry
Name:	Evelyn Thierry
Title:	Director

Exhibit A

Names of Guarantors	Title of Officer Executing on Behalf of Such Guarantor
ACI America Holdings Inc.	Vice President
Brockway Realty Corporation	Vice President
NHW Auburn, LLC	Senior Vice President of Owens-Brockway Glass Container Inc., as sole member of NHW Auburn, LLC
OI Auburn Inc.	Vice President
Ol Australia Inc.	Vice President
OI California Containers Inc.	Vice President
OI Castalia STS Inc.	President
OI General Finance Inc.	Vice President
OI General FTS Inc.	Vice President
O-I Holding LLC	Vice President of OI International Holdings Inc., as sole member of O-I Holding LLC
OI International Holdings Inc.	Vice President
OI Levis Park STS Inc.	President
OI Puerto Rico STS Inc.	Vice President
OIB Produvisa Inc.	Vice President
Owens-Brockway Packaging, Inc.	Vice President
Owens-Illinois General Inc.	Vice President
Seagate II, Inc.	Vice President
Seagate III, Inc.	Vice President
Seagate, Inc.	Vice President
Universal Materials, Inc.	Vice President